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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES


                           Virtue of California, Inc. (INACTIVE)
                           2027 Harpers Way
                           Torrance, CA 90501

                           Delkay Plastics (INACTIVE)
                           2027 Harpers Way
                           Torrance, CA 90501

                           Virco Inc.
                           2027 Harpers Way
                           Torrance, CA  90501

                           Virco Mgmt. Corporation
                           2027 Harpers Way
                           Torrance, CA  90501